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                                                                    EXHIBIT 4.10

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (the "Agreement") is made and entered into as of the 15th day of April 1999, by and between Multi-Link Telecommunications, Inc., a Colorado corporation (hereinafter the "Company"), and Westburg Media Capital L.P., a Washington limited partnership (hereinafter "Westburg Media"), acting by and through its general partner, Westburg Media Capital, Inc., a Washington corporation.

                                    RECITALS:

         A. The Company, its wholly-owned subsidiary, Multi-Link Communications, Inc, a Colorado corporation (hereinafter "Subsidiary"), Westburg Media and others have entered into a borrowing agreement dated September 25, 1998 (the "Borrowing Agreement"), pursuant to which Westburg Media had made a secured loan to the Company and Subsidiary.

         B. Pursuant to the Borrowing Agreement, and as additional consideration for the loan, the Company has granted Westburg Media warrants to purchase up to 250,000 shares of common stock of Company, no par value (the "Common Stock"), at the purchase price per share of $2.50 at any time or from time to time prior to 5:00 p.m., Denver, Colorado time, on the Expiry Date (as defined in the Warrant Certificate), all subject to the terms, conditions and adjustments set forth in a certificate of warrant of even date with the Borrowing Agreement (the "Warrant Certificate").

         C. The Company has agreed to grant Westburg Media certain registration rights under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock evidenced by the Warrant Certificate.

         NOW THEREFORE, in consideration of the premises hereto and the covenants and agreements herein contained, the Company hereby covenants and agrees with Westburg Media as follows:

         1. CERTAIN DEFINITIONS. Certain of the capitalized terms used in this Agreement have the meanings set forth above. Other terms have the meanings set forth below:

         "Commission" means the Securities and Exchange Commission.

         "February 1999 Registration Statement" means that certain registration statement on Form SB-2 filed by the Company with the Commission on February 24, 1999 pursuant to the Securities Act in connection with the public offering of 1,200,000 units (each unit consisting of one share of Common Stock and one Common Stock purchase warrant) of the Company's securities. February 1999 Registration Statement shall not include any post-effective amendment to such registration statement, if a purpose of such post-effective amendment is to increase the number of shares of Common Stock or other securities of the Company included in such registration statement.

         "Registrable Securities" means all or any portion of the shares of Common Stock issuable to Westburg Media pursuant to the Warrant Certificate and any other securities issued by the Company with respect to such Common Stock (by means of stock splits, stock dividends, reclassification, recapitalizations, mergers, consolidations or similar events).

         "Registration Expenses" means the following expenses incident to the filing of a Registration Statement: all Commission and National Association of Securities Dealers, Inc. registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws, the fees and expenses incurred by the Company in connection with any listing of the Registrable Securities to be registered, printing fees and reasonable legal and accounting fees and disbursements of the Company.


REGISTRATION RIGHTS AGREEMENT - 1

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         "Registration Statement" means a registration statement filed by the
Company with the Commission pursuant to the Securities Act in connection with the public offering of any equity securities of the Company for its own account or for the account of others; provided, however, that Registration Statement does not include the February 1999 Registration Statement, or a registration statement on Form S-8 or any successor to such form.

         "Required Registration Period" shall mean the period commencing upon the expiration of that certain lock-up agreement among the Company, Westburg Media and Schneider Securities, Inc. executed in contemplation of the offering to be made pursuant to the February 1999 Registration Statement, and ending December 31, 2003; provided, however, that if the period for repaying all amounts due under the Borrowing Agreement (and the other loan documents referred to in such Borrowing Agreement) is extended to a date subsequent to October 31, 2003, then the Required Registration Period shall be extended for a period of sixty (60) days beyond the date amounts due under the Borrowing Agreement are to be repaid.

         "Rule 415" means Rule 415 promulgated under the 1933 Act or any successor rule.

         2. PIGGYBACK REGISTRATION. If at any time during the Required Registration Period the Company should prepare and file a Registration Statement under the Securities Act, then, unless objected to by the managing underwriter(s) listed in such Registration Statement, the Company shall include in such Registration Statement such number of Registrable Securities (which in no event shall be less than 50% of the Registrable Securities then owned by Westburg Media) as Westburg Media may request. The Company shall provide Westburg Media with timely written notice of any Registration Statement prepared pursuant to this Section 2 at least twenty (20) business days prior to the anticipated filing date of such Registration Statement with the Commission, in order that Westburg Media may determine whether any Registrable Securities are to be included.

         3. REQUIRED REGISTRATION. At any time during the Required Registration Period, Westburg Media may request the Company to effect the registration of all of the Registrable Securities held by it. The Company, upon receipt of such notice, shall file a Registration Statement within ninety (90) days. If requested by Westburg Media, such Registration Statement shall be a "shelf" Registration Statement filed pursuant to Rule 415. The right of Westburg Media to request registration pursuant to this Section 3 may be effected by Westburg Media only once during the Required Registration Period, and shall not be effected at all if, prior to the expiration of the Required Registration Period, more than eighty percent (80%) of the Registrable Securities have been sold or otherwise disposed of by Westburg Media.

         4. SHORT-FORM REGISTRATION. Provided Westburg Media has first requested registration pursuant to Section 2 of this Agreement, at any time within two years from and after the expiration of the Required Registration Period, it may request the Company to effect the registration of all of the remaining Registrable Securities held by such requesting Holders pursuant to a Registration Statement on Form S-2 or Form S-3, or any successors to such forms, provided the Company is then eligible to use either of such Registration Statement forms. The Company, upon receipt of such notice, shall file a Registration Statement on either of such forms within ninety (90) days. If requested by the Holders, such Registration Statement shall be a "shelf" Registration Statement filed pursuant to Rule 415. The right of Westburg Media to request registration pursuant to this Section 4 may be effected by it only once, and may not be effected if the Registrable Securities have been registered pursuant to Section 3 hereof.

         5. REGISTRATION PROCEDURES. If and whenever the Company is requested by Westburg Media to register any Registrable Securities pursuant to Section 2,
Section 3 or Section 4 hereof, the Company shall use its best efforts to effect such registration as soon as practicable, and in connection therewith, the Company shall:

                  (a) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities on the appropriate form and within the time period required by Section 2,
         Section 3 or Section 4 hereof, and use its best efforts to cause such Registration Statement to become effective as soon as practicable following the date of filing thereof;


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                  (b) prepare and file with the Commission any amendments to the
         Registration Statement or supplements to the prospectus included therein, and such other filings, as may be necessary to maintain the effectiveness of the Registration Statement for (i) a period of not less than 90 days (or such shorter period as may be necessary to complete the distribution of the Registrable Securities in accordance with the intended method of distribution) or (ii) for a period of six months following the date of effectiveness thereof in the case of a shelf Registration Statement under Rule 415; and

                  (c) Use its best efforts to register or qualify the Registrable Securities under the securities or blue sky laws of each jurisdiction which the Holders reasonably (after consultation with the Company) shall designate.

         6. REGISTRATION EXPENSES.

                  (a) In connection with any registration pursuant to Section 2 or Section 3 hereof, the Company shall bear all of the Registration Expenses incident to the registration of the Registrable Securities, and in connection with any registration pursuant to Section 4 hereof, the Company and the Holders shall bear all of the Registration Expenses incident to the registration of the Registrable Securities equally. All other Registration Expenses (including, by way of example only, Registration Expenses incident to the registration of any securities for the account of the Company or any selling shareholder(s) other than Westburg Media) shall be borne by the Company and such other selling shareholder(s).

                  (b) In connection with any registration pursuant to Section 2,
         Section 3 or Section 4 hereof, Westburg Media shall be responsible for all underwriting commissions, fees or similar costs in respect of the offer or sale of Registerable Securities.

         7. INDEMNIFICATION. In connection with any Registration Statement filed hereunder and in which Registrable Securities are included, any liabilities arising as a result of information contained in such Registration Statement or any related prospectus being false or misleading will be subject to the following provisions as to indemnification:

                  (a) The Company agrees to indemnify Westburg Media within the meaning of the Securities Act against any losses, claims, damages or liabilities to which it may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; and will reimburse Westburg Media for any legal or other expenses reasonably incurred by Westburg Media in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement, or alleged untrue statement, or omission or alleged omission made in the Registration Statement, the preliminary prospectus, the prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through Westburg Media specifically for use in the preparation thereof. This indemnity will be in addition to any liability which the Company may otherwise have.


                  (b) Westburg Media will indemnify and hold harmless the Company, each of its directors, each of its officers who have singed the Registration Statement, and each person, if any, who controls the Company, within the meaning of the Securities Act or otherwise, insofar a such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the prospectus or any


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amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that Westburg Media will be liable, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary prospectus, the prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through Westburg Media specifically for use in the preparation thereof. This indemnity will be in addition to any liability which Westburg Media may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this Agreement of notice of the commencement of any action or proceeding, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party hereunder, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Agreement. In case any such action or proceeding is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. An indemnifying party shall not be liable for any settlement of any action or claim affected without its written consent thereto.

         8. NOTICE. Any notice required or permitted hereunder to be given shall be given by personal delivery, prepaid registered mail or facsimile communication, if to the Company, to Multi-Link Telecommunications, Inc. 811 Lincoln Street, Denver, Colorado 80203, Attention: Mr. Nigel V. Alexander, and if to Westburg Media, to Westburg Media Capital L.P., P.O. Box 28951, Spokane, Washington 99228, Attention: Mr. John Weller, or at such other addresses as the parties may designate in writing from time to time.

         Any notice, direction or other instrument aforesaid if delivered shall be deemed to have been given or made on the date on which it was delivered; if mailed, shall be deemed to have been given or made on the fifth business day following the date on which it was mailed; and if sent by facsimile, shall be deemed to have been given or made on the next business day following the date on which it was sent, Saturdays, Sundays and statutory holidays excepted. Either party hereto may change its address for service from time to time by written notice given in accordance with the foregoing. Notice by mail shall not be effective during any postal strike or slowdown.

         9. ASSIGNMENT. This Agreement may be assigned in whole or in part by Westburg Media without the consent of the Company. This Agreement may not be assigned by the Company without the prior written consent of Westburg Media.

         10. GOVERNING LAW AND VENUE. This Agreement will be construed and the rights, duties, and obligations of the parties will be determined in accordance with the laws of the State of Washington and the federal laws of the United States of America. If any action or other proceeding shall be brought in connection with this Agreement, the venue of such action may, in the discretion of Westburg Media, be in Spokane County, Washington. The Company hereby consents to the exclusive personal jurisdiction of the Superior Court of Spokane County and the United States District Court for the Eastern District of Washington.

         11. HEADINGS. Headings used in this Agreement have been included for convenience and ease of reference only, and will not influence the construction or interpretation of any provision of this Agreement.


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         12. WAIVER. No right or obligation under this Agreement will be deemed to have been waived unless evidenced by a writing signed by the party against whom the waiver is asserted, or by the party's duly authorized representative. Any waiver will be effective only with respect to the specific instance involved, and will not impair or limit the right of the waiving party to insist upon strict performance or the right or obligation in any other instance, in any other respect, or at any other time. No failure on the part of Westburg Media to exercise, and no delay in exercising any right or obligation under this Agreement shall operate as a waiver thereof.

         13. COUNTERPART EXECUTION. This Agreement may be signed in counterparts and by telefacsimile (to be followed by original signatures), and the counterparts combined shall constitute a binding agreement among all parties.

         14. SEVERABILITY. The parties intend that this Agreement be enforced to the greatest extent permitted by applicable law. Therefore, if any provision of this Agreement, on its face or as applied to any person or circumstance, is or becomes unenforceable to any extent, the remainder of this Agreement and the application of that provision to other persons, circumstances, or extent, will not be impaired.

         15. REFERENCES. Except as otherwise specifically indicated, all references to numbered or lettered sections or subsections refer to sections or subsections of this Agreement, and all references to this Agreement include any subsequent amendments to this Agreement.

         16. ATTORNEYS' FEES. If any litigation or other dispute resolution proceeding is commenced between parties to this Agreement to enforce or determine the rights or responsibilities of the parties, the prevailing party or parties in the proceeding will be entitled to receive, in addition to any other relief granted, its reasonable attorneys' fees, expenses and costs. Such fees, expenses and costs shall include all statutory costs and disbursements, all costs associated with discovery depositions and expert witness fees, and all out-of-pocket costs incurred by the prevailing party in the prosecution or defense of the action. For purposes of this section, the phrase "litigation or other dispute resolution" shall be deemed to include any proceeding commenced in any court of general or limited jurisdiction, any arbitration or mediation, any proceeding commenced in the bankruptcy courts of the United States, and any appeal from any of the foregoing.

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.


COMPANY:                              Multi-Link Telecommunications, Inc.,
                                      a Colorado corporation

                                 By:  /s/ Nigel V. Alexander
                                      ------------------------------------------
                                      Nigel V. Alexander,
                                      its duly authorized officer

WESTBURG MEDIA:                  Westburg Media Capital L.P.,
                                      a Washington limited partnership

                                 By: Westburg Media Capital, Inc., a Washington corporation, its general partner

                                 By:  /s/ John Weller
                                      ------------------------------------------
                                      John Weller,
                                      its duly authorized officer



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